Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-271120, 333-262373, and 333-279193) in the Registration Statement on Form S-3 (File No. 333-267921) and in the Registration Statements on Form S-1 (File Nos. 333-275210 and 282590) of our audit report dated August 12, 2025, with respect to the consolidated balance sheets of Netcapital Inc. as of April 30, 2025 and 2024, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for each of the years in the two-year period ended April 30, 2025. Our report relating to those financial statements includes an emphasis of matter paragraph regarding substantial doubt as to the Company’s ability to continue as a going concern.

We also consent to the reference to us under the heading “Interest of Named Experts and Counsel” in such Offering Statement.

Fruci & Associates II, PLLC – PCAOB ID #05525

Spokane, Washington

August 12, 2025